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The following exhibit contains a copy of Arthur Andersen's consent which was filed in connection with Friendly Ice Cream Corporation's Form 10-K on February 14, 2002. This consent has not been reissued by Arthur Andersen.
See Exhibit 99.1



                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 2002 for Friendly Ice Cream Corporation and subsidiaries included in this Form 10-K into Friendly Ice Cream Corporation's previously filed Registration Statements (File Nos. 333-40195, 333-40197 and 333-40199) on Form S-8.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Hartford, Connecticut
February 11, 2002